Exhibit (c)(2)

JULY 17, 2008 Project TAG

Confidential Preliminary Presentation to the Special Committee of the Board of Directors

Houlihan Lokey

www.HL.com

U.S. 800.788.5300 Europe +44.20.7839.3355 China +86.10.8588.2300 Hong Kong +852.3551.2300 Japan +81.3.4577.6000

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Disclaimer

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This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of Tarrant Apparel Group (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan

Lokey takes any responsibility for the use of the materials by persons other than the Committee.

The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure. If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer,

then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials.

Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials,

except as expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the

Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion that is delivered to the Committee.

Disclaimer

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The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business,

economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials,

Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable.

The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material.

Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and

Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan

Lokey will not differ in any material respect from such draft documents.

The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Table of Contents

Page

Project TAG

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Proposed Offer Summary. 1

Public Market Information . 2

Company Financial Data . 8

Preliminary Financial Analyses . 13

Proposed Offer Summary

HOULIHAN LOKEY
Project TAG

Proposed Offer Summary

Proposed Offer Overview

Summary of Proposed Offer Value

(shares outstanding and dollars in millions)

Security	Shares Outstanding[1]	Proposed Per Share Consideration
Common Stock	30.5	$0.80

Implied Values	
Implied Common Equity Value	**$24.4**
Adjustments:	
Debt[2]	23.1
Income Taxes Payable[2,3]	10.7
Outstanding Warrants[4]	1.0
Preferred Stock[2]	0.0
Cash[2]	(1.1)
Present Value of Net Operating Loss Carryforwards[5]	(2.5)
Implied Enterprise Value	**$55.6**
Implied Proposed Offer Multiples	
Adjusted EBITDA[6]	**Implied Multiple**
LTM 5/31/2008	6.6x
NFY 2008	7.9x
Reported EBITDA[7]	
LTM 5/31/2008	9.4x
NFY 2008	11.7x

Implied Premiums to Historical Stock Trading Prices

	Average Closing Stock Price[8]	Implied Premium of Proposed Per Share Consideration over Average Closing Stock Price
Current[9]	$0.61	31.1%
Trading Period Prior to Announcement of Proposed Offer on 4/25/2008		
1 Day	$0.66	21.2%
5 Day	$0.65	23.1%
10 Day	$0.65	24.0%
1 Month	$0.64	24.8%
3 Month	$0.80	-0.3%
6 Month	$0.98	-18.2%
1 Year	$1.11	-27.9%
52 Week High (4/30/2007)	$1.51	-47.0%
52 Week Low (4/03/2008)	$0.51	56.8%

[1] *Per Company management, based on 30.5 million shares outstanding as of July 17, 2008, which reflect the shares outstanding after the recent cancellation of 1.5 million shares previously held by Charles Ghailian. This cancellation of shares was the result of a settlement between the Company and Mr. Ghailian. Current public shares outstanding of 32.0 million do not reflect this cancellation.*
[2] *Per Company management as of May 31, 2008.*
[3] *In the first quarter of 2008, the Company entered into a final settlement agreement with the IRS to pay the IRS $13.9 million, which included $6.5 million of interest. In addition the Company owed approximately $1.0 million in state taxes in connection with this settlement. As of May 31, 2008, the Company had paid $4.5 million of the amount due under this settlement, and the remaining balance of $10.7 million reflects this payment plus accrued interest and penalties. For purposes of our analysis, the remaining amount due under this settlement is considered to be debt.*
[4] *The proposed going private transaction would require the redemption of any outstanding warrants. The cost to redeem the outstanding warrants is approximately $1.0 million per the Company's warrant fair value calculation as of May 27, 2008.*
[5] *Net operating losses data per Company management. Present value calculation per preliminary Houlihan Lokey analysis, amount subject to change.*
[6] *Per Company management, includes certain adjustments made to Company financials. See chapter titled "Representative Levels" for further detail.*
[7] *Based on financials provided by Company management without any adjustments.*
[8] *Source: Capital IQ.*
[9] *Reflects price as of July 16, 2008.*

Draft/Confidential
1

Public Market Information

Public Market Information

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COMPANY STOCK TRADING HISTORY

Common Stock Price & Volume History – 1 Year

$0.00

$0.20

$0.40

$0.60

$0.80

$1.00

$1.20

$1.40

$1.60

$1.80

$2.00

7/16/07

8/15/07

9/14/07

10/14/07

11/13/07

12/13/07

1/12/08

2/11/08

3/12/08

4/11/08

5/11/08

6/10/08

7/10/08

0.00

0.05

0.10

0.15

0.20

0.25

0.30

0.35

0.40

Daily Volume (000s) Closing Stock Price (US $) Proposed Per Share Consideration (US $)

Daily Volume (millions) Closing Stock Price (US $)

4/25/2008—Gerard Guez and Todd Kay

announced their intention to acquire the

oustanding publicly held shares of Tarrant for

$0.80 per share in cash.

Source: Capital IQ.

Public Market Information

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COMPANY STOCK TRADING HISTORY (CONTINUED)

Common Stock Price & Volume History – Since IPO

$0.00

$5.00

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

$40.00

$45.00

$50.00

7/25/95

6/5/96

4/17/97

2/27/98

1/9/99

11/21/99

10/2/00

8/14/01

6/26/02

5/8/03

3/19/04

1/29/05

12/11/05

10/23/06

9/4/07

7/16/08

0.00

0.50

1.00

1.50

2.00

2.50

3.00

3.50

Daily Volume (000s) Closing Stock Price (US $) Proposed Per Share Consideration (US $)

Daily Volume (millions) Closing Stock Price (US $)

Source: Capital IQ.

Public Market Information

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COMPANY RELATIVE STOCK PERFORMANCE

25.0%

35.0%

45.0%

55.0%

65.0%

75.0%

85.0%

95.0%

105.0%

115.0%

125.0%

7/16/2007

8/16/2007

9/16/2007

10/16/2007

11/16/2007

12/16/2007

1/16/2008

2/16/2008

3/16/2008

4/16/2008

5/16/2008

6/16/2008

7/16/2008

Indexed Prices

S&P 500 Index Tarrant Apparel Group Selected Companies Private Label Branded

7/16/2007—7/16/2008:

Index of Selected Companies1: -37.2%

Private Label Index2: -47.5%

Branded Index3: -33.3%

S&P 500 Index: -21.6%

Tarrant Apparel Group: -47.0%

1 Index of Selected Companies includes Cygne Designs Inc. (CYDS), Delta Apparel Inc. (DLA), Ever-Glory International Group, Inc. (EVGY), G-III Apparel Group, Ltd. (GIII), Oxford Industries Inc. (OXM),

Hartmarx Corp. (HMX), Jones Apparel Group Inc. (JNY), Perry Ellis International Inc. (PERY), Phillips-Van Heusen Corp. (PVH), and VF Corp. (VFC).

2 Private Label index includes Cygne Designs Inc. (CYDS), Delta Apparel Inc. (DLA), Ever-Glory International Group, Inc. (EVGY), G-III Apparel Group, Ltd. (GIII), and Oxford Industries Inc. (OXM).

3 Branded index includes Hartmarx Corp. (HMX), Jones Apparel Group Inc. (JNY), Perry Ellis International Inc. (PERY), Phillips-Van Heusen Corp. (PVH), and VF Corp. (VFC).

Note: The Index of Selected Companies, Private Label Index and Branded Index are weighted by market capitalization.

Source: Capital IQ.

Public Market Information

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COMPANY HISTORICAL PERFORMANCE ANALYSIS

$0.0

$50.0

$100.0

$150.0

$200.0

$250.0

$300.0

$350.0

$400.0

1994

1995

1996

1997

1998

1999

2000

2001

2002

2003

2004

2005

2006

2007

LTM 5/31/08

($20.0)

($10.0)

$0.0

$10.0

$20.0

$30.0

$40.0

$50.0

Annual Revenues Reported EBITDA

Annual Revenues (US $) Annual Reported EBITDA (US $)

Source: Capital IQ and Company management.

Public Market Information

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COMPANY SHAREHOLDER PROFILE / TRADING ACTIVITY

Summary of Shareholder Profile / Trading Activity

(shares held in millions)

Top 10 Shareholders1 Institutional Ownership

Holder Shares Held % of Total Number of Holders 18

Gerard Guez 10.1 33.1% Shares Held 3.7

Todd Kay 2.6 8.4% Percentage of Total 12.0%

Subtotal 12.7 41.5%

GMM Capital LLC 1.6 5.2% Trading Activity2

Dimensional Fund Advisors Inc. 1.1 3.5% Float3 58.1%

Renaissance Technologies Corp. 0.4 1.2% Average Daily Volume Last Week 0.05%

Midsouth Investor Fund LP 0.2 0.6% Average Daily Volume Last Month 0.10%

Spark LP/DE 0.1 0.4% Average Daily Volume Last 3 Months 0.20%

Sterling Macro Fund 0.1 0.3% Average Daily Volume Last 6 Months 0.18%

Vanguard Group Inc. 0.1 0.3% Average Daily Volume Last Year 0.22%

Farouze Stephane 0.1 0.3%

Subtotal 3.6 11.7%

Total 16.3 53.3%

1 Per Company management, based on 30.5 million shares outstanding as of July 17, 2008, which reflect the shares outstanding after the recent cancellation of 1.5 million shares previously held by Charles Ghailian. This cancellation of shares was the result of a settlement between the Company and Mr. Ghailian.

2	As of July 16, 2008. Average daily volume figures are expressed as a percentage of float.
3	Float refers to the total number of shares publicly owned and available for trading.

Sources: Capital IQ and Bloomberg.

Company Financial Data

Company Financial Data

Project TAG

SELECTED FINANCIAL DATA

(dollars in millions)

3-Year Fiscal Year Ended December 31, LTM Ended FYE December 31,

Average 2005 2006 2007 5/31/08 2008E

Reported Revenue $230.3 $214.6 $232.4 $243.7 $233.6 $191.8

Revenue Growth % 8.3% 4.9% -21.3%

Less: Cost of Goods Sold 169.8 181.8 194.8 188.0 149.8

Adjustments to Cost of Goods Sold1 0.0 0.0 1.5 1.5 0.0

Adjusted Gross Profit $44.9 $50.6 $50.4 $47.1 $42.0

Gross Margin % 20.9% 21.8% 20.7% 20.2% 21.9%

Selling, General & Administrative Expenses 37.6 37.9 39.0 38.6 36.5

Adjustments to Selling, General & Administrative Expenses1 (0.7) 28.0 (0.6) 0.2 2.3

Selling, General & Administrative Expenses Margin % 17.8% 4.3% 16.3% 16.4% 17.8%

Other Operating Expenses 3.7 30.0 4.7 2.7 1.2

Adjustments to Other Operating Expenses1 0.0 0.0 2.8 0.8 0.0

Depreciation & Amortization 2.1 3.0 1.9 1.6 0.5

Adjusted EBITDA $9.9 $5.1 $13.8 $10.9 $8.5 $7.1

EBITDA Margin % 4.3% 2.4% 5.9% 4.5% 3.6% 3.7%

1	See following page for detail regarding adjustments.

Sources: Annual Report (10K) for the period ending December 31, 2007, Quarterly Report (10Q) for the period ending March 31, 2008. LTM and projected information per Company management.

HOULIHAN LOKEY
Project TAG

Company Financial Data

SCHEDULE OF ADJUSTMENTS

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	FYE December 31,
	2005	2006	2007	5/31/2008	2008E
Adjustments to Cost of Goods Sold					
Sale of Mexico fabric inventory	$0.0	$0.0	$1.5	$1.5	$0.0
Total	$0.0	$0.0	$1.5	$1.5	$0.0
Adjustments to Selling, General & Administrative Expenses					
Headcount reduction	$0.0	$0.0	$0.0	$0.0	$0.5
Chairman salary reduction	(0.7)	(0.7)	0.0	0.0	0.0
Jessica Simpson litigation expenses, net of settlement	0.0	1.6	(1.6)	(2.0)	0.0
Reserve on long-term receivable - Azteca (related party)	0.0	0.0	1.0	1.0	0.0
Loss on notes receivable - Mexico assets (related party)	0.0	27.1	0.0	0.0	0.0
U.S. customs charge	0.0	0.0	0.0	0.8	0.8
Litigation expense (excluding Jessica Simpson litigation)	0.0	0.0	0.0	0.4	1.0
Total	($0.7)	$28.0	($0.6)	$0.2	$2.3
Adjustments to Other Operating Expenses					
Adjustment to fair value of long-term receivable - Azteca (related party)	$0.0	$0.0	$0.8	$0.8	$0.0
Terminated acquisition expenses - Buffalo Group	0.0	0.0	2.0	0.0	0.0
Total	$0.0	$0.0	$2.8	$0.8	$0.0
Total Adjustments	**($0.7)**	**$28.0**	**$3.7**	**$2.5**	**$2.3**

Sources: Annual Report (10K) for the period ending December 31, 2007, Quarterly Report (10Q) for the period ending March 31, 2008. LTM and projected information per Company management.

Draft/Confidential
10

HOULIHAN LOKEY
Project TAG

Company Financial Data

Divisional Revenue and Gross Profit Analysis

(dollars in millions)

	2005		2006		2007		2008	
	Actuals	% of Total	Actuals	% of Total	Actuals	% of Total	Budget	% of Total
Net Revenue								
Charly Ghailian (Chazzz)	$58.0	*27.0%*	$62.0	*26.7%*	$55.1	*22.6%*	$53.6	*27.9%*
FRTCL	100.4	*46.7%*	113.7	*48.9%*	122.6	*50.3%*	97.2	*50.7%* [1]
Private Label Others	1.4	*0.7%*	5.5	*2.4%*	21.2	*8.7%*	*NA*	
American Rag	21.8	*10.2%*	34.4	*14.8%*	44.0	*18.1%*	40.2	*20.9%*
Private Brand Others	33.2	*15.5%*	16.8	*7.2%*	0.9	*0.4%*	0.9	*0.5%*
Total Revenue	$214.8	*100.0%*	$232.4	*100.0%*	$243.7	*100.0%*	$191.8	*100.0%*
Gross Profit								
Charly Ghailian (Chazzz)	$10.2	*22.7%*	$11.2	*22.1%*	$8.7	*17.8%*	$9.2	*21.9%*
Gross Profit Margin	*17.6%*		*18.0%*		*15.8%*		*17.2%*	
FRTCL	18.4	*40.9%*	23.9	*47.2%*	25.0	*51.1%*	19.3	*45.9%* [1]
Gross Profit Margin	*18.4%*		*21.0%*		*20.4%*		*19.8%*	
Private Label Others	0.4	*1.0%*	1.2	*2.4%*	1.0	*2.1%*	*NA*	
Gross Profit Margin	*29.8%*		*22.0%*		*4.8%*			
American Rag	5.4	*11.9%*	11.2	*22.2%*	14.5	*29.7%*	13.4	*32.0%*
Gross Profit Margin	*24.6%*		*32.6%*		*33.0%*		*33.4%*	
Private Brand Others	10.6	*23.6%*	3.1	*6.2%*	(0.3)	*-0.6%*	0.1	*0.2%*
Gross Profit Margin	*32.0%*		*18.7%*		*-34.7%*		*11.6%*	
Total Gross Profit	$45.1	*100.0%*	$50.6	*100.0%*	$48.9	*100.0%*	$42.0	*100.0%*
Total Gross Profit Margin	*21.0%*		*21.8%*		*20.1%*		*21.9%*	

[1] Includes Private Label Others.
Source: Company management.

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11

Company Financial Data

Project TAG

SELECTED COMPANY PROJECTED FINANCIAL DATA

(dollars in millions)

FYE December 31,

2008E 2009E 2010E

Reported Revenue $191.8 $203.7 $223.1

Revenue Growth % -21.3% 6.2% 9.5%

Less: Cost of Goods Sold 149.8 159.1 174.3

Adjustments to Cost of Goods Sold1 0.0 0.0 0.0

Adjusted Gross Profit $42.0 $44.6 $48.8

Gross Margin % 21.9% 21.9% 21.9%

Selling, General & Administrative Expenses 36.5 36.8 38.6

Adjustments to Selling, General & Administrative Expenses 2.3 0.0 0.0

Selling, General & Administrative Expenses Margin % 17.8% 18.0% 17.3%

Other Operating Expenses 1.2 1.2 1.6

Adjustments to Other Operating Expenses1 0.0 0.0 0.0

Depreciation & Amortization 0.5 0.4 0.4

Adjusted EBITDA $7.1 $7.0 $9.1

EBITDA Margin % 3.7% 3.4% 4.1%

1	See previous page for adjustments to FYE 2008. There are no adjustments to FYE 2009 and 2010 financial metrics.

Sources: Annual Report (10K) for the period ending December 31, 2007, Quarterly Report (10Q) for the period ending March 31, 2008. LTM and projected information per Company management.

Preliminary Financial Analyses

HOULIHAN LOKEY

Project TAG

Preliminary Financial Analyses

Selected Companies Analysis[1]

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	Enterprise Value[2] to Adjusted EBITDA[3] NFY[7,8]
Private Label and Non-Licensed					
Cygne Designs Inc.	$0.23	$8.7	$24.5	12.5x *	NA
Delta Apparel Inc.	$4.82	$41.0	$137.8	8.6x	NA
Ever-Glory International Group, Inc.	$4.89	$60.2	$66.0	7.3x	NA
G-III Apparel Group, Ltd.	$13.85	$228.7	$252.8	6.9x	5.0x
Oxford Industries Inc.	$19.56	$312.1	$545.0	5.4x	6.0x
Low				**5.4x**	**5.0x**
High				**8.6x**	**6.0x**
Median				**7.1x**	**5.5x**
Mean				**7.0x**	**5.5x**
Branded					
Hartmarx Corp.	$1.53	$54.3	$199.9	15.5x *	5.6x
Jones Apparel Group Inc.	$13.65	$1,192.9	$1,774.7	8.5x	6.3x
Perry Ellis International Inc.	$21.88	$358.3	$588.8	7.9x	7.4x
Phillips-Van Heusen Corp.	$35.05	$1,834.8	$2,050.1	5.8x	5.8x
VF Corp.	$73.11	$8,162.5	$9,353.1	8.4x	7.8x
Low				**5.8x**	**5.6x**
High				**8.5x**	**7.8x**
Median				**8.1x**	**6.3x**
Mean				**7.6x**	**6.6x**

[1] No company used in this analysis for comparative purposes is identical to the Company.
[2] Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
[3] Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items.
[4] Based on closing prices as of July 16, 2008.
[5] Based on reported fully-diluted common shares.
[6] LTM refers to the most recently completed twelve month period for which financial information has been made public.
[7] NFY refers to the next fiscal year for which financial information has not been made public.
[8] Multiples based on forward looking financial information may have been calendarized to the Company's fiscal year end of December 31, 2008.
** Excluded from high, low, mean and median data.*
NA refers to not available.
Sources: Selected Companies' historical information per SEC filings, projected information per several analyst reports.

Draft/Confidential

14

Preliminary Financial Analyses

Project TAG

BENCHMARKING DATA1 – PRIVATE LABEL AND NON-LICENSED

Size Size2 Historical Growth Historical Growth Projected Growth

(LTM Revenue, millions) (Enterprise Value as of 7/16/2008, millions) (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (1-Fiscal Year RevenueName Value Name Value Name Value Name Value Name V)

Oxford Industries Inc. $1,109.5 Oxford Industries Inc. $545.0 Ever-Glory International Group, 155.0% Ever-Glory International Group, 37.7% G-III Apparel Group, Ltd. 28.1%

G-III Apparel Group, Ltd. $559.2 G-III Apparel Group, Ltd. $252.8 G-III Apparel Group, Ltd. 26.5% G-III Apparel Group, Ltd. 21.5% Oxford Industries Inc. -8.8%

Delta Apparel Inc. $308.5 Delta Apparel Inc. $137.8 Delta Apparel Inc. 17.0% Delta Apparel Inc. 15.7% Tarrant Apparel Group -21.3%

Tarrant Apparel Group $233.6 Ever-Glory International Group, $66.0 Tarrant Apparel Group 6.6% Tarrant Apparel Group 4.9% Cygne Designs Inc. NA

Cygne Designs Inc. $95.8 Tarrant Apparel Group $52.3 Oxford Industries Inc. 3.4% Oxford Industries Inc. 1.8% Delta Apparel Inc. NA

Ever-Glory International Group, $73.7 Cygne Designs Inc. $24.5 Cygne Designs Inc. -1.6% Cygne Designs Inc. -19.4% Ever-Glory International Group, NA

Historical Growth Historical Growth Projected Growth Projected Growth Profitability

Name (2-Fiscal Year EBITDAV) Name (1-Fiscal Year EBITDAV) Name (1-Fiscal Year EBITDAV) Name (5-Fiscal Year EPS)Value Nam(LTM Gross Profit to LTM Revenue)

Ever-Glory International Group, 147.6% Ever-Glory International Group, 34.5% G-III Apparel Group, Ltd. 34.6% Oxford Industries Inc. 12.3% Oxford Industries Inc. 39.5%

Tarrant Apparel Group 46.6% G-III Apparel Group, Ltd. 19.2% Oxford Industries Inc. -18.4% Cygne Designs Inc. NA G-III Apparel Group, Ltd. 25.8%

G-III Apparel Group, Ltd. 36.4% Oxford Industries Inc. 3.3% Tarrant Apparel Group -34.9% Delta Apparel Inc. NA Tarrant Apparel Group 20.2%

Delta Apparel Inc. 9.9% Tarrant Apparel Group -21.0% Cygne Designs Inc. NA Ever-Glory International Group, NA Delta Apparel Inc. 18.9%

Oxford Industries Inc. 4.5% Delta Apparel Inc. -21.0% Delta Apparel Inc. NA G-III Apparel Group, Ltd. NA Ever-Glory International Group, 17.2%

Cygne Designs Inc. -37.7% Cygne Designs Inc. -77.8% Ever-Glory International Group, NA Tarrant Apparel Group NA Cygne Designs Inc. -48.3%

Profitability Profitability Internal Investment Liquidity Leverage2

Name (LTM EBIT to LTM Revenue)e Name(LTM EBITDA to LTM Revenue) (LTM Capital Expenditures to LTM Revenue) Name (Current Ratio as of 7/16/V20a0lu8e) Name (Debt to EV as of 7/16/2V00a8lu)e

Ever-Glory International Group, 11.0% Ever-Glory International Group, 12.2% Delta Apparel Inc. 5.9% Delta Apparel Inc. 3.2 G-III Apparel Group, Ltd. 10.5%

Oxford Industries Inc. 7.2% Oxford Industries Inc. 9.2% Ever-Glory International Group, 2.8% Ever-Glory International Group, 2.4 Ever-Glory International Group, 11.3%

G-III Apparel Group, Ltd. 5.6% G-III Apparel Group, Ltd. 6.6% Oxford Industries Inc. 2.7% G-III Apparel Group, Ltd. 2.4 Oxford Industries Inc. 43.9%

Delta Apparel Inc. 3.3% Delta Apparel Inc. 5.2% G-III Apparel Group, Ltd. 0.3% Oxford Industries Inc. 2.1 Cygne Designs Inc. 65.0%

Tarrant Apparel Group 2.9% Tarrant Apparel Group 3.6% Tarrant Apparel Group 0.2% Tarrant Apparel Group 1.3 Delta Apparel Inc. 70.7%

Cygne Designs Inc. -0.1% Cygne Designs Inc. 2.1% Cygne Designs Inc. 0.2% Cygne Designs Inc. 1.2

1	No company used for comparative purposes is identical to Tarrant Apparel Group.
2	Based on public trading prices of common stock and publicly available shares outstanding.

NA refers to not available.

Sources: Selected Companies’ historical information per SEC filings, projected information per several analyst reports. Tarrant Apparel Group historical information per SEC filings and Company management and has been adjusted for certain items; projected information per Company management.

Preliminary Financial Analyses

Project TAG

BENCHMARKING DATA1 – BRANDED

Size Size2 Historical Growth Historical Growth Projected Growth

(LTM Revenue, millions) (Enterprise Value as of 7/16/2008, millions) (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (1-Fiscal Year RevenueName Value Name Value Name Value Name Value Name V)

VF Corp. $7,392.1 VF Corp. $9,353.1 Phillips-Van Heusen Corp. 12.7% VF Corp. 16.1% VF Corp. 8.8%

Jones Apparel Group Inc. $3,745.4 Phillips-Van Heusen Corp. $2,050.1 VF Corp. 12.7% Phillips-Van Heusen Corp. 16.0% Perry Ellis International Inc. 8.7%

Phillips-Van Heusen Corp. $2,459.0 Jones Apparel Group Inc. $1,774.7 Tarrant Apparel Group 6.6% Tarrant Apparel Group 4.9% Phillips-Van Heusen Corp. 7.3%

Perry Ellis International Inc. $878.6 Perry Ellis International Inc. $588.8 Perry Ellis International Inc. 0.8% Perry Ellis International Inc. 4.1% Hartmarx Corp. 0.6%

Hartmarx Corp. $564.0 Hartmarx Corp. $199.9 Hartmarx Corp. -3.0% Jones Apparel Group Inc. -5.8% Jones Apparel Group Inc. -5.1%

Tarrant Apparel Group $233.6 Tarrant Apparel Group $52.3 Jones Apparel Group Inc. -12.9% Hartmarx Corp. -5.9% Tarrant Apparel Group -21.3%

Historical Growth Historical Growth Projected Growth Projected Growth Profitability

Name (2-Fiscal Year EBITDAV) Name (1-Fiscal Year EBITDAV) Name (1-Fiscal Year EBITDAV) Name (5-Fiscal Year EPS)Value Nam(LTM Gross Profit to LTM Revenue)

Tarrant Apparel Group 46.6% Phillips-Van Heusen Corp. 20.6% Hartmarx Corp. 170.9% Perry Ellis International Inc. 17.3% Phillips-Van Heusen Corp. 49.2%

Phillips-Van Heusen Corp. 21.1% VF Corp. 15.7% Jones Apparel Group Inc. 11.5% Phillips-Van Heusen Corp. 16.5% VF Corp. 43.9%

VF Corp. 11.3% Perry Ellis International Inc. 6.9% VF Corp. 10.5% Hartmarx Corp. 14.0% Perry Ellis International Inc. 32.4%

Perry Ellis International Inc. 6.3% Tarrant Apparel Group -21.0% Perry Ellis International Inc. 5.4% VF Corp. 10.5% Hartmarx Corp. 31.9%

Jones Apparel Group Inc. -34.4% Jones Apparel Group Inc. -39.7% Phillips-Van Heusen Corp. -1.5% Jones Apparel Group Inc. 9.8% Jones Apparel Group Inc. 31.9%

Hartmarx Corp. -50.6% Hartmarx Corp. -57.6% Tarrant Apparel Group -34.9% Tarrant Apparel Group NA Tarrant Apparel Group 20.2%

Profitability Profitability Internal Investment Liquidity Leverage2

Name (LTM EBIT to LTM Revenue)e Name(LTM EBITDA to LTM Revenue) (LTM Capital Expenditures to LTM Revenue) Name (Current Ratio as of 7/16/V20a0lu8e) Name (Debt to EV as of 7/16/2V00a8lu)e

VF Corp. 13.4% VF Corp. 15.1% Phillips-Van Heusen Corp. 4.6% Hartmarx Corp. 3.7 VF Corp. 15.5%

Phillips-Van Heusen Corp. 12.4% Phillips-Van Heusen Corp. 14.4% Hartmarx Corp. 3.7% Jones Apparel Group Inc. 3.7 Phillips-Van Heusen Corp. 19.5%

Perry Ellis International Inc. 6.9% Perry Ellis International Inc. 8.5% Jones Apparel Group Inc. 3.1% Phillips-Van Heusen Corp. 2.7 Perry Ellis International Inc. 40.7%

Jones Apparel Group Inc. 3.5% Jones Apparel Group Inc. 5.6% Perry Ellis International Inc. 2.1% Perry Ellis International Inc. 2.4 Jones Apparel Group Inc. 44.0%

Tarrant Apparel Group 2.9% Tarrant Apparel Group 3.6% VF Corp. 1.5% VF Corp. 2.2 Hartmarx Corp. 75.1%

Hartmarx Corp. 0.6% Hartmarx Corp. 2.3% Tarrant Apparel Group 0.2% Tarrant Apparel Group 1.3

1	No company used for comparative purposes is identical to Tarrant Apparel Group.
2	Based on public trading prices of common stock and publicly available shares outstanding.

NA refers to not available.

Sources: Selected Companies’ historical information per SEC filings, projected information per several analyst reports. Tarrant Apparel Group historical information per SEC filings and Company management and has been adjusted for certain items; projected information per Company management.

HOULIHAN LOKEY
Project TAG

Preliminary Financial Analyses

SELECTED TRANSACTIONS ANALYSIS[1]

(dollars in millions)

Announced	Target	Private Label / Branded	Acquiror	Transaction Value[2]	Transaction Value/ EBITDA[3]
02/15/2008	DashAmerica, Inc.	Branded	Shimano American Corporation	$69.4	*NA*
02/11/2008	Andrew & Suzanne Company, Inc.	Branded	G-III Leather Fashions, Inc.	77.6	31.5x *
09/18/2007	Kellwood Co.	Branded	Sun Capital Partners, Inc.	1,001.4	7.6x
09/13/2007	Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands	Branded	The Millwork Trading Company, Ltd.	30.0	*NA*
08/15/2007	Regatta (U.S.A.) L.L.C.	Branded	Li & Fung Ltd. (SEHK:494)	300.0	10.8x
08/14/2007	Monarchy, LLC	Branded	Hartmarx Corp. (NYSE:HMX)	12.0	*NA*
07/26/2007	Lucy Activewear, Inc.	Branded	VF Corp. (NYSE:VFC)	110.0	*NA*
06/18/2007	Royal Robbins Inc.	Branded	Kellwood Co.	40.0	*NA*
01/22/2007	Vanity Fair Brands	Branded	Fruit of The Loom, Inc.	350.0	5.5x
10/31/2006	Ocean Pacific Apparel Corp., Worldwide Brands and Certain Assets	Branded	Iconix Brand Group Inc. (NasdaqNM:ICON)	53.9	*NA*
10/11/2006	Superba, Inc.	Branded	Phillips-Van Heusen Corp. (NYSE:PVH)	180.0	8.0x
08/29/2006	Sweater.com, Inc.	Branded	Hartmarx Corp. (NYSE:HMX)	12.4	5.0x
06/20/2006	Kentucky Derby Hosiery Co., Inc.	Private Label	Gildan Activewear Inc. (TSX:GIL)	45.0	7.5x
05/01/2006	Oxford Industries Inc., Womenswear Group	Private Label	Li & Fung Ltd. (SEHK:494)	37.0	*NA*
04/17/2006	Russell Corp.	Branded	Fruit of The Loom, Inc.	1,090.5	6.9x
03/31/2006	Mossimo Inc.	Branded	Iconix Brand Group Inc. (NasdaqNM:ICON)	120.6	51.5x *
01/26/2006	Westcoast Contempo Fashions Limited	Branded	Liz Claiborne Inc. (NYSE:LIZ)	23.6	*NA*
01/22/2006	Sun Apparel, Inc.	Branded	Polo Ralph Lauren Corp. (NYSE:RL)	355.0	*NA*
11/07/2005	SmartWool Corporation	Branded	Timberland Co. (NYSE:TBL)	82.0	*NA*
11/03/2005	prAna	Branded	Liz Claiborne Inc. (NYSE:LIZ)	34.7	*NA*
08/31/2005	Haggar Corp.	Branded	Perseus, L.L.C., Symphony Holdings Ltd. (SEHK:1223), Infinity Associates LLC	212.8	10.4x
06/17/2005	DashAmerica, Inc.	Branded	Nautilus Inc. (NYSE:NLS)	74.0	*NA*

Low	**$12.0**	**5.0x**
High	**1,090.5**	**10.8x**
Median	**75.8**	**7.6x**
Mean	**196.0**	**7.7x**

[1] *No transaction used in this analysis for comparative purposes is identical to the Transaction.*
[2] *Transaction Value refers to the implied enterprise value of the target company based on the announced transaction equity price and other public information available at the time of the announcement.*
[3] *Based on reported metric for the most recent LTM period prior to the announcement of the transaction.*
* *Excluded from high, low, mean and median data.*
NA refers to not available.
Sources: Capital IQ and various analyst reports.

Draft/Confidential
17

HOULIHAN LOKEY
Project TAG

Preliminary Financial Analyses

CASE STUDY – KELLWOOD CO.

Deal Synopsis

Sun Capital Partners, Inc. made an offer to acquire the remaining 90.1% stake in Kellwood Co. (NYSE: KWD) for $489.91 million in cash on September 18, 2007. Sun Capital Partners, Inc. offered $21 per Kellwood share. Sun Capital Partners intended to finance the transaction with its own capital. On October 17, the Board of Kellwood rejected the offer as they believed the offer price was inadequate. Sun Capital made a new bid on November 12, 2007, offering, again, to pay $21 per Kellwood share. On November 13, the Board of Kellwood rejected the offer, as they believed that that Sun Capital's offer significantly undervalues the strength of Kellwood's expanded portfolio of brands and the company's opportunities for sales and earnings growth. As of January 15, 2008, Sun Capital also included assumption of Kellwood's debt to the offer. On January 30, 2008, the deal was approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Kellwood Co. accepted the offer from Sun Capital Securities Group LLC to go private on February 11, 2008. As of February 13, 2008, 15.8 million or 70.5% shares of Kellwood were tendered under the offer. As of February 15, 2008, Kellwood Co. was taken private.

Company Description

Kellwood Company, together with its subsidiaries, markets women's and men's sportswear, infant apparel, and recreational camping products primarily the United States. Its Women's Sportswear segment designs, merchandises, and sells women's sportswear, which include blazers, dresses, sweaters, blouses, vests, other tops, skirts, pants, and skorts. As of February 3, 2007, this segment operated 83 retail stores. The company's Men's Sportswear segment designs, manufactures, and sells men's woven and knit shirts, pants, and jeans. This segment also offers business casual shirts, sweaters, tops, dress shirts, and sportswear. The Other Soft Goods segment designs, merchandises, and sells infant apparel and recreation products, including tents, sleeping bags, backpacks, and related products. In addition, the company designs and markets active sportswear and travel apparel for men and women. Kellwood sells its products to specialty stores, department stores, catalog houses, national chains through retailers. The company was founded in 1961 and is based in St. Louis, Missouri.

Kellwood Brands

Baby Phat	Gerber Beginnings	Kelty	Rewind Girls Sportswear	Slumberjack
Briggs New York	Gerber Everyday Essentials	Koret	Rewind Junior Sportswear	Vince
Calvin Klein*	Hanna Andersson	My Michelle	Royal Robbins	Wenger*
CK Calvin Klein*	Hollywould	Onesies	Sag Harbor	Wenzel
David Meister*	Jolt Girls Sportswear	Pantology	Sangria	XOXO*
Democracy	Jolt Junior Sportwear	Phat Farm	Sierra Designs	

** Indicates a licensed trademark.*
Sources: Capital IQ and Kellwood Website.

Draft/Confidential
18

Preliminary Financial Analyses

Project TAG

CASE STUDY – KELLWOOD CO. (CONTINUED)

Transaction Analysis1

(shares outstanding and dollars in millions, except per share values)

Unaffected Affected Closing

Date Date Date

9/17/07 9/19/07 2/15/08

Stock Price $15.96 $19.14 $21.01

Shares Outstanding2 25.8 25.8 25.9

Market Value of Equity $412.3 $494.5 $543.5

Add: Total Debt $511.5 $511.5 $470.3

Less: Cash & Short Term Investments (129.2) (129.2) (131.0)

Enterprise Value $794.6 $876.8 $882.8

EV / Revenue 0.41x 0.45x 0.45x

EV / EBITDA 6.1x 6.8x 7.0x

EV / EBIT 8.9x 9.8x 10.7x

1	Transaction Analysis based on equity trading prices as of the unaffected, affected, and closing dates.
2	Shares outstanding refer to the weighted average diluted shares outstanding.

Source: Capital IQ.